UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2009

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 11, 2009, at the annual meeting of stockholders of The Advisory Board Company (the "Company"), the Company’s stockholders approved The Advisory Board Company 2009 Stock Incentive Plan (the "2009 Plan"). The 2009 Plan will be administered by the Company’s Compensation Committee. The Advisory Board Company 2006 Stock Incentive Plan (the "2006 Plan") was frozen with respect to new awards upon approval of the 2009 Plan.

The 2009 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, incentive awards and restricted stock unit awards to any person who is a current or prospective officer or employee of the Company or of any subsidiary of the Company, as well as nonemployee directors and any service providers who have been retained to provide consulting, advisory, or other services to the Company or to any subsidiary. Subject to adjustments for changes in the Company’s capitalization, the aggregate number of shares issuable pursuant to all awards under the 2009 Plan will not exceed 1,055,000, plus (i) any shares that were authorized for issuance under the 2006 Plan that, as of June 26, 2009, remain available for issuance under the 2006 Plan (not including any shares that are subject to, as of June 26, 2009, outstanding awards under the 2006 Plan or any shares that prior to June 26, 2009 were issued pursuant to awards granted under the 2006 Plan) and (ii) any shares subject to outstanding awards under the 2006 Plan as of June 26, 2009 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares); provided that any shares granted under options or stock appreciation rights will be counted against this limit on a one-for-one basis and any shares granted as awards other than options or stock appreciation rights will be counted against this limit as two and one one-hundredths (2.01) shares for every one share subject to such award.

Subject to adjustments for changes in the Company’s capitalization, the aggregate number of shares subject to awards granted under the 2009 Plan during any calendar year to any one participant will not exceed 500,000. The maximum amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant under the 2009 Plan that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986 will not exceed $5 million. Subject to certain exceptions, the aggregate number of shares subject to options and stock appreciation rights granted under the 2009 Plan during any calendar year to any one nonemployee director will not exceed 30,000, and the aggregate number of shares issued or issuable under all awards granted under the 2009 Plan other than options or stock appreciation rights during any calendar year to any one nonemployee director will not exceed 15,000.

The 2009 Plan has a number of special terms and limitations, including that options and stock appreciation rights may not be granted under the 2009 Plan with exercise prices lower than the fair market value of the underlying shares on the grant date; and stock options and stock appreciation rights granted under the 2009 Plan may not, without stockholder approval, be "repriced" by reducing the exercise price of such option or stock appreciation right or exchanging such option or stock appreciation right for cash or a new award with a lower (or no) exercise price.

The foregoing summary description of the 2009 Plan is qualified in its entirety by reference to the actual terms of the 2009 Plan, which is attached hereto as Exhibit 10.1. For additional information regarding the 2009 Plan, refer to Proposal No. 3 (Adoption and Approval of the Company’s 2009 Stock Incentive Plan) on pages 8-16 of the Company’s 2009 Proxy Statement, as filed with Securities and Exchange Commission on July 27, 2009, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number - Description

10.1 - The Advisory Board Company 2009 Stock Incentive Plan
10.2 - Form of Award Agreement for Restricted Stock Units pursuant to The Advisory Board Company 2005 and 2009 Stock Incentive Plans
10.3 - Form of Award Agreement for Qualified Stock Options pursuant to The Advisory Board Company 2005 and 2009 Stock Incentive Plans
10.4 - Form of Award Agreement for Non-Qualified Stock Options pursuant to The Advisory Board Company 2005 and 2009 Stock Incentive Plans

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

September 16, 2009	By:	/s/ Michael T. Kirshbaum

Name: Michael T. Kirshbaum
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	The Advisory Board Company 2009 Stock Incentive Plan
10.2	Form of Award Agreement for Restricted Stock Units pursuant to The Advisory Board Company 2005 and 2009 Stock Incentive Plans
10.3	Form of Award Agreement for Qualified Stock Options pursuant to The Advisory Board Company 2005 and 2009 Stock Incentive Plans
10.4	Form of Award Agreement for Non-Qualified Stock Options pursuant to The Advisory Board Company 2005 and 2009 Stock Incentive Plans